Filed Pursuant to Rule 424(b)(7) Registration No. 333-194128

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 17, 2014

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED FEBRUARY 25, 2014)

Choice Hotels International, Inc.

3,000,000 Shares

Common Stock

This is a public offering of common stock of Choice Hotels International, Inc. by certain selling stockholders identified in this prospectus supplement. The selling stockholders are offering 3,000,000 shares of our common stock. None of our officers or directors are selling any of the shares of our common stock beneficially owned by them in the offering. Choice Hotels is not offering any shares of common stock in the offering and will not receive any proceeds from the sale of shares in the offering. The total number of outstanding shares of our common stock will not change as a result of the offering. Our common stock is traded on the New York Stock Exchange under the symbol “CHH.” On March 14, 2014, the last reported sale price of our common stock was $48.29 per share.

Investing in our common stock involves risk. See “Risk Factors” on page S-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to selling stockholders	$	$

Certain of the selling stockholders have granted the underwriter the right to purchase up to 450,000 additional shares of common stock for 30 days after the date of this prospectus supplement.

The shares will be ready for delivery on or about March    , 2014.

Deutsche Bank Securities

The date of this prospectus supplement is March    , 2014.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock by the selling stockholders, identifies the selling stockholders and describes certain information about the selling stockholders. The prospectus supplement also provides information about the underwriting for this offering. The second part is the accompanying prospectus, which gives more general information about the offering being made pursuant to the accompanying prospectus and this prospectus supplement by the selling stockholders.

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference herein and therein. We have not, and the selling stockholders have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective date on the front of these documents. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates. The common stock offered and sold hereby is being offered and sold only in jurisdictions where such offers and sales are permitted.

If the information varies between this prospectus supplement, the accompanying prospectus or any information incorporated therein by reference, the information in this prospectus supplement supersedes the information in the accompanying prospectus or any information incorporated therein by reference.

In this prospectus supplement, “we,” “us,” “our,” the “Company” and “Choice” refer to Choice Hotels International, Inc. and its direct and indirect subsidiaries, as the context requires, “selling stockholders” refers to the selling stockholders offering common stock pursuant to this prospectus supplement and named under the caption “Selling Stockholders” in this prospectus supplement and “underwriter” refers to Deutsche Bank Securities Inc.

Our logo and other trademarks mentioned in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein are our property. Certain trademarks referred to in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein may be without the ® or TM symbol, as applicable, but this is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our right to these trademarks. Other brand names or trademarks appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein are the property of their respective owners.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” information in this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus supplement and the accompanying prospectus from the date we file the document containing such information. Except to the extent furnished and not filed with the SEC, or as otherwise permitted by the SEC’s rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of this prospectus supplement until the offering is terminated.

The documents we incorporate by reference into this prospectus supplement are:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 3, 2014;

2. The portions of our Definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Shareholders filed with the SEC on March 26, 2013, incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013;

3. Our Current Reports on Form 8-K filed with the SEC on March 7, 2014 and March 14, 2014; and

4. The description of our Common Stock contained in Form 10-12B, filed on September 19, 1997.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Choice Hotels International, Inc.

1 Choice Hotels Circle, Suite 400

Rockville, MD 20850

(301) 592-5000

Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We therefore file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our filings are also available free of charge on our website at http://www.choicehotels.com as soon as reasonably practicable following the time that they are filed with or furnished to the SEC. You may also read and copy any document we file with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.

THE OFFERING

Issuer:	Choice Hotels International, Inc.

Selling Stockholders:	The selling stockholders are set forth under “Selling Stockholders” beginning on page S-5 of this prospectus supplement.

Shares of Common Stock Offered:	3,000,000 shares of our common stock are being offered by the selling stockholders (or, if the underwriter fully exercises its option to purchase additional shares from certain of the selling stockholders, 3,450,000 shares of our common stock).

Use of Proceeds:	We will not receive any of the proceeds from the sale of common stock by the selling stockholders pursuant to this prospectus supplement.

Listing:	Our common stock is listed on the NYSE under the symbol “CHH.”

Risk Factors:	Investing in our common stock involves risk. See “Risk Factors” on page S-4 of this prospectus supplement.

Unless we specifically state otherwise, the information in this prospectus supplement assumes that the underwriter does not exercise its option to purchase up to 450,000 additional shares of our common stock from certain of the selling stockholders.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus used in connection with this offering before making an investment decision, including those risks identified under “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on March 3, 2014, which is incorporated by reference into this prospectus supplement and the accompanying prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that relate to the common stock offered by the selling stockholders pursuant to this prospectus supplement, may be included in any related free writing prospectus, or be incorporated by reference into this prospectus supplement or any such free writing prospectus.

Our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in the accompanying prospectus and our most recent annual report on Form 10-K, filed with the SEC on March 3, 2014, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, where we describe additional uncertainties associated with our business. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause the price of our securities to decline.

SELLING STOCKHOLDERS

The following table sets forth the information known to us regarding the ownership of our common stock by the selling stockholders named below as of March 14, 2014, all of whom are the record holders of the shares being sold in this offering, and as adjusted to reflect the offer and sale of the shares of our common stock by the selling stockholders pursuant to this prospectus supplement, referred to below as the Offering. The beneficial ownership of the shares of our common stock owned by the selling stockholders is specified in the footnotes to the table. The number of shares of our common stock beneficially owned by the selling stockholders is determined by SEC rules. The percentage of shares of our common stock owned of record by the selling stockholders and beneficially owned by the beneficial owners before and after the Offering (including as detailed in the footnotes to the table) is based on 58,627,712 outstanding shares of our common stock as of February 14, 2014. None of the selling stockholders or the beneficial owners identified below is an officer or director of the Company and none of them have held any position with the Company for the past three years. Except as otherwise noted below, the information in the table below assumes that the underwriter does not exercise its option to purchase up to 450,000 additional shares of our common stock from certain of the selling stockholders.

Name of Selling Stockholder(1)	Number and Percentage of Shares of Common Stock Owned Prior to the Offering(2)			Number of Shares of Common Stock Offered Hereby	Number and Percentage of Shares of Common Stock Owned Following the Offering(2)
Commonweal Foundation, Inc.	2,134,000	(3)	3.6%	1,387,063	746,937	(3)(12)	1.3%
Barbara J. Bainum Declaration of Trust	1,292,840	(4)	2.2%	262,459	1,030,381	(4)(12)	1.8%
Froom Trust J under the Roberta D. Bainum Grantor Retained Annuity Trust dated September 5, 1996	85,552	(5)	0.1%	85,552	0	(5)	0.0%
The Eric Froom G Trust	53,778	(6)	0.1%	53,778	0	(6)	0.0%
The Ryan Froom G Trust	43,808	(6)	0.1%	43,808	0	(6)	0.0%
The Alexander Froom G Trust	60,032	(6)	0.1%	60,032	0	(6)	0.0%
Sweetwater Holdings, LLC	1,430,000	(7)	2.4%	284,985	1,145,015	(7)(12)	2.0%
The Brian Bainum G Trust	69,340	(8)	0.1%	69,340	0	(8)	0.0%
The Blake Bainum G Trust	68,696	(8)	0.1%	68,696	0	(8)	0.0%
The Brooke Bainum G Trust	23,854	(8)	0.04%	23,854	0	(8)	0.0%
Posadas Holdings, LLC	1,691,000	(9)	2.9%	505,939	1,185,061	(9)(12)	2.0%
Todd Renschler Revocable Trust	146,594	(10)	0.3%	146,594	0	(10)	0.0%
The Eric S. Froom Declaration of Trust	7,900	(11)	0.01%	7,900	0	(11)	0.0%

Total	7,107,394	(2)	12.1%	3,000,000	4,107,394	(2)	7.0%

(1)	Other than Commonweal Foundation, Inc., or Commonweal, the entities that are listed as selling stockholders in the above table are controlled by members of the Bainum and/or Renschler families. Bruce Bainum, Roberta Bainum and Barbara Bainum are siblings of Stewart W. Bainum, Jr., the Chairman of our Board of Directors, and Barbara Bainum is the mother of Scott A. Renschler, a member of our Board of Directors and nephew of Stewart W. Bainum, Jr., and Todd Renschler. Bruce Bainum is the father of Brian Bainum, Blake Bainum and Brooke Bainum. Roberta Bainum is the mother of Ryan Froom, Alexander Froom and Eric Froom. Neither Stewart W. Bainum, Jr. nor Scott A. Renschler is selling any shares of our common stock beneficially owned by them in the Offering.
(2)	Because of SEC reporting rules, shares held by Realty Investment Company, Inc., or Realty, an investment company owned by the Bainum family, and certain other Bainum and Renschler family owned entities are attributed to Realty, Christine A. Shreve, and more than one of the Bainum and Renschler family members because Realty, Ms. Shreve, and such named Bainums and Renschlers have shared voting or dispositive control. Prior to the Offering, Realty, Ms. Shreve, and members of the Bainum and Renschler families (including various corporations, partnerships, and trusts established by members of the Bainum and Renschler families) in the aggregate had the right to vote 27,588,520 shares of our common stock, representing approximately 47.1% of the outstanding shares of our common stock. Following the Offering, they will have the right to vote a total of 25,975,583 shares of our common stock, representing 44.3% of the outstanding shares of our common stock.
(3)	Commonweal is a private foundation whose principal sponsors are Stewart Bainum, Sr. and his wife, Jane Bainum. With the recent passing of Mr. Bainum, Sr., two non-family members of the Commonweal Investment Committee have voting and dispositive power for shares of our common stock owned by Commonweal.
(4)

Barbara Bainum has beneficial ownership of these shares of our common stock since she has voting and dispositive power through her position as trustee of the trust, for which she is the sole current beneficiary. Prior to the Offering, Barbara Bainum had beneficial ownership of 10,366,480 shares of our common stock, representing 17.7% of the outstanding shares of our common stock. Following the Offering, she will have beneficial ownership of 10,018,469 shares of our common stock, representing 17.1% of the outstanding shares of our common stock.
(5)	Barbara Bainum has beneficial ownership of these shares of our common stock since she has voting and dispositive power through her position as trustee of the trust whose beneficiaries are her nephews. Prior to the Offering, Barbara Bainum had beneficial ownership of 10,366,480 shares of our common stock, representing 17.7% of the outstanding shares of our common stock. Following the Offering, she will have beneficial ownership of 10,018,469 shares of our common stock, representing 17.1% of the outstanding shares of our common stock.
(6)	Roberta Bainum has beneficial ownership of these shares of our common stock since she has voting and dispositive power through her position as trustee of these trusts for the benefit of her sons. Prior to the Offering, Roberta Bainum had beneficial ownership of 11,205,398 shares of our common stock, representing 19.1% of the outstanding shares of our common stock. Following the Offering, she will have beneficial ownership of 10,762,795 shares of our common stock, representing 18.4% of the outstanding shares of our common stock.
(7)	This Delaware limited liability company was formed by Roberta Bainum. The current members are Roberta Bainum, trusts for her benefit and trusts for the benefit of her descendants. Ms. Shreve (in her role as Manager) shares voting and dispositive power with Roberta Bainum for these shares of our common stock. Prior to the Offering, Roberta Bainum had beneficial ownership of 11,205,398 shares of our common stock, representing 19.1% of the outstanding shares of our common stock. Following the Offering, she will have beneficial ownership of 10,762,795 shares of our common stock, representing 18.4% of the outstanding shares of our common stock.
(8)	Bruce Bainum has beneficial ownership of these shares of our common stock since he has voting and dispositive power through his position as trustee of these trusts for the benefit of his children. Prior to the Offering, Bruce Bainum had beneficial ownership of 12,084,667 shares of our common stock, representing 20.6% of the outstanding shares of our common stock. Following the Offering, he will have beneficial ownership of 11,416,838 shares of our common stock, representing 19.5% of the outstanding shares of our common stock.
(9)	This Delaware limited liability company was formed by Bruce Bainum. The current members are Bruce Bainum, trusts for his benefit and trusts for the benefit of his descendants. Ms. Shreve (in her role as Manager) shares voting and dispositive power with Bruce Bainum for these shares of our common stock. Prior to the Offering, Bruce Bainum had beneficial ownership of 12,084,667 shares of our common stock, representing 20.6% of the outstanding shares of our common stock. Following the Offering, he will have beneficial ownership of 11,416,838 shares of our common stock, representing 19.5% of the outstanding shares of our common stock.
(10)	Todd Renschler has beneficial ownership of these shares of our common stock since he has voting and dispositive power through his position as trustee of the trust, for which he is the sole current beneficiary. Prior to the Offering, Todd Renschler had beneficial ownership of 146,594 shares of our common stock, representing 0.3% of the outstanding shares of our common stock. Following the Offering, Todd Renschler will have no beneficial ownership interest in the outstanding shares of our common stock.
(11)	Eric Froom has beneficial ownership of these shares of our common stock since he has voting and dispositive power through his position as trustee of the trust, for which he is the sole current beneficiary. Prior to the Offering, Eric Froom had beneficial ownership of 7,900 shares of our common stock, representing 0.01% of the outstanding shares of our common stock. Following the Offering, he will have no beneficial ownership interest in the outstanding shares of our common stock.
(12)	Certain selling stockholders have agreed to sell up to 450,000 additional shares of our common stock if the underwriter exercises its option to purchase these shares. In connection with this option, Commonweal has agreed to sell an additional 208,060 shares of our common stock which would result in it having beneficial ownership of 538,877 shares of our common stock, representing 0.9% of the outstanding shares of our common stock. In connection with this option, Posadas Holdings, LLC has agreed to sell an additional 100,174 shares of our common stock which would result in Bruce Bainum having beneficial ownership of 11,316,664 shares of our common stock, representing 19.3% of the outstanding shares of our common stock. In connection with this option, Sweetwater Holdings, LLC has agreed to sell an additional 80,408 shares of our common stock which would result in Roberta Bainum having beneficial ownership of 10,682,387 shares of our common stock, representing 18.2% of the outstanding shares of our common stock. In connection with this option, Barbara Bainum Declaration of Trust has agreed to sell an additional 61,358 shares of our common stock which would result in Barbara Bainum having beneficial ownership of 9,957,111 shares of our common stock, representing 17.0% of the outstanding shares of our common stock. The outstanding share amounts and percentages in this footnote assume that the underwriter fully exercises its option to purchase all additional shares of our common stock subject to this option.

UNDERWRITING

The selling stockholders, Choice and Deutsche Bank Securities Inc. have entered into an underwriting agreement dated as of the date of this prospectus supplement with respect to the shares of common stock being offered by the selling stockholders pursuant to this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, Deutsche Bank Securities Inc., as underwriter, has agreed to purchase from the selling stockholders 3,000,000 shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the shares of common stock offered by this prospectus supplement, other than those covered by the option to purchase additional shares of common stock described below, if any of these shares are purchased.

The selling stockholders and Choice have been advised by Deutsche Bank Securities Inc. that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $         per share under the public offering price. After the offering, Deutsche Bank Securities Inc. may change the offering price and other selling terms.

Certain of the selling stockholders have granted to Deutsche Bank Securities Inc. an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 450,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. Such selling stockholders will be obligated, pursuant to the option, to sell these additional shares of common stock to Deutsche Bank Securities Inc. to the extent the option is exercised. If any additional shares of common stock are purchased, Deutsche Bank Securities Inc. will offer the additional shares on the same terms as those on which the 3,000,000 shares are being offered. If less than the full amount of additional shares of common stock are purchased by Deutsche Bank Securities Inc., the number of additional shares to be purchased by Deutsche Bank Securities Inc. from each such selling stockholder shall be calculated on a pro rata basis among all such selling stockholders.

The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by Deutsche Bank Securities Inc. to the selling stockholders per share of common stock. The underwriting discounts and commissions are         % of the public offering price. The selling stockholders have agreed to pay Deutsche Bank Securities Inc. the following underwriting discounts and commissions assuming either no exercise or full exercise by Deutsche Bank Securities Inc. of its option to purchase additional shares:

	Fee per Share	Total Fees
		Without Exercise of Option	With Full Exercise of Option
Discounts and commissions paid by the selling stockholders	$	$	$

In addition, Choice estimates that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $            , a portion of which will be paid by Choice and a portion of which will be paid by the selling stockholders.

Choice and the selling stockholders have agreed to indemnify severally but not jointly Deutsche Bank Securities Inc. and its control persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments Deutsche Bank Securities Inc. or its control persons may be required to make in respect of any of these liabilities.

Choice has agreed that, without the prior written consent of Deutsche Bank Securities Inc., it will not, during the period ending 45 days after the date of this prospectus supplement (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, or the Securities Act, relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of our common stock or such other securities convertible into or exercisable or exchangeable for our common stock, in cash or otherwise; provided that such restrictions shall not apply to (a) any shares of our common stock, restricted stock, options to purchase shares of our common stock or other equity-based awards issued under (or pursuant to awards granted under) our 1997 Long Term Incentive Plan, our 2006 Long Term Incentive Plan, and any other equity compensation plan, deferred compensation plan or dividend reinvestment plan of ours in effect on the date of this prospectus supplement (together, the “Stock Plans”) and (b) the registration under the Securities Act of securities referenced in clause (a) above.

Each of the selling stockholders has agreed that, without the prior written consent of Deutsche Bank Securities Inc., it will not during the period ending 60 days after the date of this prospectus supplement (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, our common stock or such other securities which may be deemed to be beneficially owned by such selling stockholder in accordance with Section 13(d) of the Exchange Act (and the rules and regulations promulgated thereunder)) or publicly disclose the intention to make any such offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the our common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise or (iii) make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case other than (a) our common stock to be sold in connection with this offering, (b) transactions relating to shares of our common stock or other securities acquired in open market transactions occurring after the completion of this offering, (c) transfers of shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock as a bona fide gift or gifts, (d) distributions of shares of our common stock to limited or general partners, members or stockholders of such selling stockholder, (e) the exercise of an option to purchase shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock granted on or prior to date of this prospectus supplement under the Stock Plans or otherwise, (f) transfers of our common stock or any security convertible into or exercisable or exchangeable for our common stock to a member or members of such selling stockholder’s immediate family or to any trust for the direct benefit of such selling stockholder or the immediate family of such selling stockholder or to any other entity that is controlled by such persons, (g) transfers of our common stock or any security convertible into or exercisable or exchangeable for our common stock to a corporation, partnership, limited liability company, investment fund or other entity that controls or is controlled by, or is under common control with, such selling stockholder, or is wholly-owned by such selling stockholder and/or by members of such selling stockholder’s immediate family, (h) transfers of our common stock or any security convertible into or exercisable or exchangeable for our common stock to charitable organizations, family foundations or donor-advised funds at sponsoring organizations, (i) sales pursuant to an existing trading plan established to provide an affirmative defense pursuant to Rule 10b5-1 under the Exchange Act provided that Deutsche Bank Securities Inc. has been informed of such existing plan prior to or in connection with the execution of the applicable lock-up agreement by such selling stockholder, or (j) pledges of our common stock pursuant to any credit agreement in existence on the date of this prospectus supplement or any refinancing or replacement thereof; provided that in the case of any transfer or distribution pursuant to clause (c), (d), (e), (f), (g) or (h) above, each donee, transferee or distributee shall be bound in writing by the restrictions set forth in the applicable lock-up agreement for the balance of the 60-day restricted period. If any record or beneficial owner of our common stock that has executed a lock-up agreement as described above is granted an early release from the restrictions described above during the 60-day restricted period (whether in one or multiple releases), then all holders that have executed such a lock-up agreement shall also be granted an early release from their obligations thereunder on a pro rata basis based on the maximum percentage of shares held by any such record or beneficial holder being released from such holder’s lock-up agreement.

In connection with the offering, Deutsche Bank Securities Inc. may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by Deutsche Bank Securities Inc. of a greater number of shares than it is required to purchase in the offering. Covered short sales are sales made in an amount not greater than Deutsche Bank Securities Inc.’s option to purchase additional shares of common stock from the selling stockholders in the offering. Deutsche Bank Securities Inc. may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, Deutsche Bank Securities Inc. will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

Naked short sales are any sales in excess of the option to purchase additional shares. Deutsche Bank Securities Inc. must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if Deutsche Bank Securities Inc. is concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering. Stabilizing transactions consist of various bids for or purchases of our common stock made by Deutsche Bank Securities Inc. in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

A prospectus supplement and accompanying prospectus in electronic format may be made available on Internet web sites maintained by Deutsche Bank Securities Inc. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on Deutsche Bank Securities Inc.’s web site and any information contained in any other web site maintained by Deutsche Bank Securities Inc. is not part of the prospectus supplement, the accompanying prospectus or the related registration statement.

Deutsche Bank Securities Inc. or its affiliates have provided investment banking services to us in the past and may do so in the future. They receive customary fees and commissions for these services.

Notice to Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in the prospectus once the prospectus has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in the Relevant Member State except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the Company or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Investors in the United Kingdom

Deutsche Bank Securities Inc. has represented and agreed that (a) it has only communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of the shares (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) to high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) and (d) of the Order, with all such persons together being referred to as relevant persons, and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law, as amended (the “FIEL”). Deutsche Bank Securities Inc. has represented and agreed that the shares which it purchases will be purchased by it as principal and that, in connection with the offering, it will not, directly or indirectly, offer or sell any shares in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan) or to others for reoffer or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements under the FIEL and otherwise in compliance with such law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations, and the shares will not be listed on the SIX Swiss Exchange. Therefore, the prospectus may not comply with the disclosure standards of the Swiss Code of Obligations and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Notice to Prospective Investors in Qatar

The shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Saudi Arabia

No offering, whether directly or indirectly, will be made to an investor in the Kingdom of Saudi Arabia unless such offering is in accordance with the applicable laws of the Kingdom of Saudi Arabia and the rules and regulations of the Capital Market Authority, including the Capital Market Law of the Kingdom of Saudi Arabia. The shares will not be marketed or sold in the Kingdom of Saudi Arabia by us or the underwriter.

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Office of Securities Regulation issued by the Capital Market Authority. The Saudi Arabian Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the accuracy of the information relating to the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in the United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

LEGAL MATTERS

Hogan Lovells US LLP, Washington, D.C., has passed upon the validity of the shares of our common stock to be offered by the selling stockholders pursuant to this prospectus supplement. The underwriter has been represented by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. The selling stockholders have been represented by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The financial statements, the financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

CHOICE HOTELS INTERNATIONAL, INC.

Common Stock

Preferred Stock

Debt Securities

We may offer from time to time, in one or more offerings, common stock, preferred stock, debt securities or any combination thereof. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company. In addition, this prospectus covers resales of shares of our common stock beneficially owned by one or more selling stockholders.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering. The specific terms of any securities to be offered for sale or resale, including the specific manner in which the securities will be offered and the identity of any selling stockholders, will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus and the applicable prospectus supplement or any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you make your investment decision.

We and any selling stockholders may sell the securities to or through one or more underwriters, through dealers or agents, or directly to purchasers, or through a combination of these methods on an immediate, continuous or delayed basis. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth their names, the specific terms of the plan of distribution, any option to purchase additional securities and any applicable commissions or discounts. For more detailed information, see “Plan of Distribution” on page 18. We will not receive any of the proceeds from the sale of common stock by any selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “CHH.”

See “Risk Factors” on page 2 of this prospectus and any risk factors section contained in the applicable prospectus supplement or any related free writing prospectus and under similar headings in the documents we incorporate by reference herein and therein to read about risks you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and any selling stockholders may sell the securities described in this prospectus in one or more offerings at any time and from time to time.

This prospectus provides you with a general description of the securities we and any selling stockholders may offer. Each time we or any selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in that prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the identity of any selling stockholders, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should not assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the cover of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.

The terms the “Company,” “we,” “us,” “our” and “Choice” as used in this prospectus refer to Choice Hotels International, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks incorporated by reference into this prospectus and, if applicable, into any accompanying prospectus supplement or any free writing prospectus used in connection with an offering of securities, before making an investment decision, including those risks identified under “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or any related free writing prospectus, or be incorporated by reference into this prospectus or such prospectus supplement or free writing prospectus.

Our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus or into any prospectus supplement or any related free writing prospectus used in connection with an offering of securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause the price of our securities to decline.

THE COMPANY

Choice is one of the largest hotel franchisors in the world with 6,340 hotels open and 503 hotels under construction, awaiting conversion or approved for development as of December 31, 2013, representing 506,058 rooms open and 38,957 rooms under construction, awaiting conversion or approved for development in 50 states, the District of Columbia and over 35 countries and territories outside the United States. Choice franchises lodging properties under the following proprietary brand names: Comfort Inn®, Comfort Suites®, Quality®, Clarion®, Sleep Inn®, Econo Lodge®, Rodeway Inn®, MainStay Suites®, Suburban Extended Stay Hotel®, Cambria Suites® and Ascend Hotel Collection® (collectively, the “Choice brands”).

We operate in two reportable segments encompassing our hotel franchising business and our SkyTouch Technology (“SkyTouch”) division. SkyTouch is a division of Choice that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with Choice. SkyTouch’s technology products are based on our choiceAdvantage property management system which is utilized by over 5,500 of Choice’s franchised hotels.

Our domestic franchising operations are conducted through direct franchising relationships while our international franchise operations are conducted through a combination of direct franchising and master franchising relationships. Master franchising relationships are governed by master franchising agreements which generally provide the master franchisee with the right to use and sub-license the use of our brands in a specific geographic region, usually for a fee.

Choice was incorporated in 1980 in the State of Delaware. Our executive offices are located at 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850, and our telephone number is (301) 592-5000. Information about the Company is available on the internet at www.choicehotels.com. We have not incorporated by reference into this prospectus the information on our website and it is not part of this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, or the documents incorporated by reference herein, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “may,” “plan,” “project,” “should,” “will” or the negative thereof or other similar words of futurity. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in or incorporated by reference into this document include, among others, those related to projections of our revenue, earnings and other financial and operational measures, our debt levels, ability to repay outstanding indebtedness, payment of dividends, and future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, the following:

•	changes to general, domestic and foreign economic conditions;

•	operating risks common in the lodging and franchising industries;

•	changes to the desirability of our brands as viewed by hotel operators and customers;

•	changes to the terms or termination of our contracts with franchisees;

•	our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems;

•	fluctuations in the supply and demand for hotel rooms;

•	the level of acceptance of alternative growth strategies we may implement;

•	operating risks associated with our international operations;

•	the outcome of litigation; and

•	our ability to effectively manage our indebtedness.

We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. For additional information regarding risk factors, see “Risk Factors” in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or any related free writing prospectus, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds from the sale of any securities offered by us. If we decide to use the net proceeds from a particular offering of securities offered by us for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus. If net proceeds from a specific offering of securities offered by us will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30, 2013	Year Ended
		December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008
Ratio of earnings to fixed charges (1)(2)	4.1x	6.0x	9.1x	16.1x	22.7x	12.8x

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes and before income or loss from equity investments, plus (a) fixed charges, and (b) distributed income of equity investees. Fixed charges consist of interest expense and the interest component of rental expense.
(2)	We had no preferred stock outstanding in any of the periods presented. As a result, our ratio of earnings to combined fixed charges and preferred stock dividends for each period is identical to our ratio of earnings to fixed charges as indicated above.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our Restated Certificate of Incorporation, as amended (the “Certificate”), authorizes common stock consisting of 160,000,000 shares, par value $0.01 per share. We may issue additional shares of common stock without further stockholder approval, up to the maximum authorized number of shares, except as may be otherwise required by applicable law or stock exchange regulations.

Dividend Rights. Holders of common stock are entitled to receive, subject to preferences that may be applicable from time to time with respect to any outstanding preferred stock, such dividends as are declared by the board of directors of Choice.

Voting Rights. Each holder of our common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights.

Rights upon Liquidation or Dissolution. In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion, sinking fund or redemption rights.

Preferred Stock

The Certificate authorizes preferred stock consisting of 5,000,000 shares, par value $0.01 per share. Of the authorized preferred shares, 1,000,000 are designated Series A Junior Participating Preferred Stock. No preferred shares currently are outstanding. Under our Certificate, our board of directors may from time to time establish and issue preferred shares. Our board of directors may determine the designation, preference, limitations and relative rights of each series of preferred shares so issued.

The prospectus supplement relating to any preferred shares offered thereby will contain the specific terms thereof, including, without limitation:

•	the designation of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate, period and/or payment date or method of calculation thereof applicable to such preferred shares;

•	the date from which dividends on such preferred shares will accumulate, if applicable;

•	the voting rights of the preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provision for redemption, if applicable, of such preferred shares;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof);

•	any other specific preferences, limitations and relative rights of such preferred shares;

•	a discussion of federal income tax considerations applicable to such preferred shares;

•	the relative ranking and preferences of such preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	whether interests in such preferred shares will be represented by depositary shares.

Because our board of directors has the power to establish the preference, limitations and relative rights of each series of preferred shares, it may afford the holders of any series of preferred shares preference, limitations and relative rights, voting or otherwise, senior to the rights of holders of common stock.

Certain Anti-takeover Matters

Our Certificate and by-laws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and the General Corporation Law of the State of Delaware (the “DGCL”) could delay or prevent entirely a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Our board of directors is not aware of any current effort to accumulate shares of our common stock or to otherwise obtain control of our Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of our Company.

Following is a description of the anti-takeover effects of certain provisions of our Certificate and by-laws.

No stockholder action by written consent. The DGCL provides that stockholders of a Delaware corporation can act by written consent instead of by vote at a stockholder meeting, unless the corporation’s certificate of incorporation provides otherwise. Our Certificate provides that stockholders may not act by written consent.

No cumulative voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors, unless its certificate of incorporation provides otherwise. Our Certificate does not provide for cumulative voting.

Calling of special meetings of stockholders. Our by-laws provide that to properly bring business before a special meeting of our stockholders, the business must be specified in a notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or otherwise properly brought before the meeting by or at the direction of the board of directors.

Advance notice requirements for stockholder proposals and director nominations. Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting. Our by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Classified Board of Directors. Our board of directors is currently divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes currently serving staggered terms. However, at the 2013 annual meeting, our stockholders approved an amendment to the Certificate to declassify the board of directors. Each director elected by the stockholders after our 2013 annual meeting of stockholders will serve for a term expiring at the first annual meeting of stockholders held after such director’s election. As a result, beginning with the 2016 annual meeting of stockholders our board of directors will be declassified and directors will be elected on an annual basis.

Under the DGCL, directors on a classified board can only be removed for cause. At present, because our board of directors is classified, our Certificate and by-laws provide that the members of our board of directors are removable only for cause. Our Certificate provides that, once our board of directors has become declassified in 2016, directors may be removed with or without cause.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our Certificate includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty in such capacity, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived any improper personal benefit,

except to the extent any such exemption from liability or limitation thereof is not permitted under the DGCL.

Our Certificate and by-laws also provide for the indemnification of our directors and officers, past and present, to the fullest extent authorized by the DGCL against expenses and liabilities (including, but not limited to, counsel fees) reasonably incurred by or imposed upon such persons in connection with any proceeding to which they may be made a party or in which they may become involved as a result of being or having been directors or officers. We have the power to purchase and maintain insurance on behalf of our past and present directors and officers, or those who are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or other business, against any liability asserted against those persons or incurred by those persons in any of these capacities, or arising out of their status as such, whether or not we would have the power to indemnify those persons against such liability under our certificate of incorporation.

The limitation of liability and indemnification provisions in our Certificate and the by-laws may discourage our stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, the stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Computershare Investor Services.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. Unless we specify otherwise in the applicable prospectus supplement, Debt Securities are to be issued under an Indenture (the “Indenture”), entered into on August 25, 2010 between Choice and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a copy of which has been filed with the SEC and is an exhibit to the registration statement of which this prospectus is a part. We will include in a prospectus supplement and/or in a free writing prospectus authorized by us, the specific terms of each series of Debt Securities being offered. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including any amendments or supplements we may enter into from time to time) and the Debt Securities. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

General

The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. The Debt Securities may be secured as and to the extent described in the applicable prospectus supplement. Where applicable, the prospectus supplement also will describe any material United States federal income tax considerations relating to the offering. For purpose of this section of the prospectus, references to “Choice,” “we,” “us,” “our,” and similar terms refer only to Choice Hotels International, Inc. and not to any of its subsidiaries.

The prospectus supplement relating to any Debt Securities offered thereby will contain the specific the terms thereof, including where applicable:

•	the principal amount offered;

•	the title of the securities of the series;

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the currency or currencies in which the securities of the series shall be denominated (if other than U.S. Dollars);

•	the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable;

•	whether securities of the series are to be issued in registered form or bearer form or both, and if in bearer form, whether coupons will be attached to them and whether securities of the series in bearer form may be exchanged for securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if the securities of the series are to be issued in bearer form or as one or more global notes representing securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of temporary securities of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary securities in bearer form for definitive securities of a series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary securities in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary securities in bearer form may be exchanged for one or more definitive securities of the series in bearer form;

•	the obligation, if any, of Choice to redeem, purchase or repay the securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder, and the price or prices at which, the period or periods within which, and the terms and conditions upon which, securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	the terms, if any, upon which the securities of the series may be convertible into or exchanged for any of Choice’s common stock, preferred stock, other debt securities or other securities;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which securities of the series shall be issuable;

•	if the amount of principal, premium or interest with respect to the securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	if the principal amount payable at the stated maturity of securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

•	any changes or additions to legal defeasance, covenant defeasance and satisfaction and discharge;

•	if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether any provisions of the Trust Indenture Act of 1939, as amended, are applicable and any corresponding changes to provisions of the Indenture as then in effect;

•	any addition to or change in the Events of Default which applies to the securities of the series and any change in the right of the Trustee or the requisite holders of such securities to declare the principal amount of, premium, if any, and interest on such securities due and payable;

•	if the securities of the series shall be issued in whole or in part in the form of a global note, the terms and conditions, if any, upon which such global note may be exchanged in whole or in part for other individual securities of the series, the Depositary for such global note and the form of any legend or legends to be borne by any such global note in addition to or in lieu of the global note legend;

•	any Trustee, authenticating agent, agent accepting securities of the series and issuing payments, agent accepting service of notices and demands to or upon us with respect to the securities of the series, or agent registering transfers or exchanges of securities of the series;

•	the applicability of, and any addition to or change in, the covenants (and the related definitions) which applies to securities of the series;

•	with regard to securities of the series that do not bear interest, the dates for certain required reports to the Trustee;

•	the intended United States Federal income tax consequences of the securities;

•	the terms applicable to original issue discount securities, including the rate or rates at which original issue discount will accrue;

•	whether and the extent to which the securities of the series will be guaranteed by any guarantors, the identity of any such guarantors, the ranking of any such guarantee, the manner in which any such guarantees may be terminated and the form of any such guarantee;

•	whether the securities of the series will be secured, and if so, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest; and

•	any other terms of the securities (which terms shall not be inconsistent with the provisions of the Indenture).

The Debt Securities may be issued in one or more series with the same or various maturities.

Transfer and Exchange

The Debt Securities of a series may be issued in either registered form (“Registered Securities”) or global form. See “Book-Entry Securities.”

Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may transfer Registered Securities and you may exchange Registered Securities at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring Debt Securities issued as Registered Securities. We may designate someone else to perform this function. Whoever maintains the list of registered holders is called the “Registrar.”

You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay us for any transfer tax or other governmental charge payable upon the exchange or transfer. The transfer or exchange will be made only if the Registrar is satisfied with your proof of ownership.

If we designate additional Registrars, we will name them in the accompanying prospectus supplement. We may cancel the designation of any particular Registrar. We may also approve a change in the office through which any Registrar acts.

If we redeem less than all of the Debt Securities of a redeemable series, we may block the transfer or exchange of Registered Securities during the period beginning 15 days before the day of mailing of a notice of redemption of such Registered Securities and ending on the day of such mailing. We may also decline to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed.

If the offered Debt Securities are redeemable, we will describe the procedures for redemption in the accompanying prospectus supplement.

In this “Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of Debt Securities.

Definitions

“Attributable Indebtedness” with respect to any sale and leaseback transaction that is subject to the restrictions described under “Covenants—Limitations on Sale and Leaseback Transactions” means:

•	if such sale and leaseback transaction is a Capitalized Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capitalized Lease Obligations,” and

•	in all other instances, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended) determined in accordance with GAAP, discounted at a rate that at the inception of the lease the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is accounted for as a capital lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Consolidated Net Assets” means the consolidated total assets of Choice and its Subsidiaries, after deducting therefrom all current liabilities of Choice and its Subsidiaries (other than the current portion of long-term Indebtedness of Choice and its Subsidiaries and Capitalized Lease Obligations of Choice and its Subsidiaries), all as set forth on the latest consolidated balance sheet of Choice prepared in accordance with GAAP.

“Funded Debt” means all Indebtedness of Choice and its Subsidiaries with a maturity date more than one year after, or which is renewable or extendable at the option of Choice for a period ending more than one year after, the date as of which Funded Debt is being determined.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of the Indenture, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Indebtedness” means, with respect to any Person, indebtedness of, or guaranteed or assumed by, the Person for borrowed money, including indebtedness evidenced by bonds, debentures, notes, or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Person and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Permitted Liens” means:

(a) Liens existing on the date of the Indenture;

(b) Liens in favor of Choice or a Restricted Subsidiary;

(c) Liens on any property existing at the time of the acquisition thereof;

(d) Liens on any property of a Person or its Subsidiaries existing at the time such Person is consolidated with or merged into Choice or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(e) Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capitalized Lease Obligations), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(f) Liens securing industrial revenue, pollution control or similar bonds; and

(g) any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (a) through (f) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (a) through (f) of this definition of Permitted Liens, to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (a) through (f) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the Property that was subject to the Lien so extended, renewed or replaced.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means (i) a parcel of improved or unimproved real estate or other physical facility or depreciable asset of Choice or a consolidated Subsidiary of Choice, the net book value of which on the date of determination exceeds 7.5% of Consolidated Net Assets and (ii) any group of parcels of real estate, other physical facilities, and/or depreciable assets of Choice and/or its consolidated Subsidiaries, the net book value of which, when sold in one or a series of related sale and leaseback transactions or securing Indebtedness issued in respect of such Principal Properties, on the date of determination exceeds 7.5% of the Consolidated Net Assets. For purposes of the foregoing, “related sale and leaseback transactions” refers to any two or more such contemporaneous transactions which are on substantially similar terms with substantially the same parties. As of the date of this prospectus, we and our consolidated Subsidiaries had no Principal Properties.

“Restricted Subsidiary” means any Subsidiary of Choice that owns, operates or leases one or more Principal Properties. As of the date of this prospectus, we had no Restricted Subsidiaries.

“Subsidiary” in respect of any Person, means (i) any Person of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

Covenants

The Indenture does not limit the amount of Indebtedness or other obligations that may be incurred by the Company and its Subsidiaries. The Indenture does contain the following covenants, among others:

Limitations on Liens

The Indenture provides that Choice will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any capital stock of any Restricted Subsidiary which owns or leases Principal Property (whether such Principal Property or capital stock are now owned or hereafter acquired), or any interest therein or any increase or profits therefrom, unless all payments due under the Indenture and the Debt Securities are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligation is no longer secured by a Lien, except in the case of Permitted Liens or as provided under “—Exempted Debt” below. As of the date of this prospectus, there are no Principal Properties or Restricted Subsidiaries.

Limitations on Sale and Leaseback Transactions

The Indenture provides that, except as provided under “—Exempted Debt” below, Choice will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person (other than the Company or any Subsidiary of the Company) providing for the leasing by Choice or a Restricted Subsidiary of any Principal Property owned by Choice or such Restricted Subsidiary (except for leases for a term of not more than three years), which property has been or is to be sold or transferred by Choice or such Restricted Subsidiary to such Person on the security of such Principal Property more than 365 days after the acquisition thereof or the completion of construction and commencement of full operation thereof unless either (a) Choice or such Restricted Subsidiary would be entitled, pursuant to the provisions of the Indenture, to incur Indebtedness secured by a Lien on the Property to be leased in an amount equal to the Attributable Indebtedness with respect to such transaction without equally and ratably securing the Debt Securities, or (b) Choice, within 180 days after the effective date of such transaction, applies to the voluntary retirement of its Funded Debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the Principal Property leased in such transaction or the fair value, in the opinion of Choice’s board of directors, of the leased Principal Property at the time such transaction was entered into. As of the date of this prospectus, there are no Principal Properties or Restricted Subsidiaries.

Exempted Debt

Notwithstanding the foregoing limitations on Liens and sale and leaseback transactions, Choice and its Restricted Subsidiaries may create, incur or otherwise cause to suffer to exist or become effective Liens without securing the Debt Securities or enter into a sale and leaseback transaction without retiring Funded Debt, or enter into a combination of such transactions, provided that, at the time of such event, and after giving effect thereto and to the retirement of any other such Indebtedness which is concurrently being repaid, the sum of (x) the principal amount of such Indebtedness secured by such Liens or the Attributable Indebtedness in respect of such sale and leaseback transaction, as the case may be, and (y) the principal amount of all other such Indebtedness secured by such Liens (not including Liens permitted under “—Limitations on Liens” above) and all other Attributable Indebtedness in respect of sale and leaseback transactions then outstanding (not including sale and leaseback transactions permitted under “—Limitations on Sale and Leaseback Transactions” above), measured, in each case, at the time any such Lien is incurred or any such sale and leaseback transaction is entered into, does not exceed the greater of (i) $25 million or (ii) 15% of the Consolidated Net Assets of Choice and its consolidated Subsidiaries.

Merger and Consolidation

We covenant that we will not consolidate with or merge into any Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our and our Subsidiaries’ properties and assets as an entirety unless, among other things:

•	the successor Person is Choice or another entity organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia that assumes our obligations on the Debt Securities and under the Indenture,

•	immediately after giving effect to such transaction, Choice or the successor Person would not be in default under the Indenture, and

•	Choice shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Except as described above or as set forth in the applicable prospectus supplement, the Indenture does not contain any provisions that would afford holders of the Debt Securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in our control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the Debt Securities.

In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our Indebtedness or the Indebtedness of our Subsidiaries or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our Indebtedness, including the Debt Securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

An Event of Default with respect to a series of the Debt Securities is defined in the Indenture as being:

(i) default in the payment of any principal or premium (if any) of the series of Debt Securities;

(ii) default for 30 days in the payment of any installment of interest on the series of Debt Securities;

(iii) default by Choice in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the series of Debt Securities which shall not have been remedied for a period of 90 days after written notice of such default to Choice by the Trustee or to Choice and the Trustee by the holders of at least 25% in aggregate principal amount of the series of Debt Securities;

(iv) default by Choice or any Subsidiary under any Indebtedness (except non-recourse indebtedness) having an aggregate principal amount of $25 million or 15% of Consolidated Net Assets (whichever amount is greater), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured any Indebtedness for money borrowed by Choice or any Subsidiary having an aggregate principal amount of $25 million or 15% of Consolidated Net Assets (whichever amount is greater), for failure to pay a portion of the principal when due (after any grace period has passed) or as a result of Indebtedness being declared due before it otherwise would have been due, and this repayment obligation has not been rescinded or annulled within ten days of written notice to Choice (sent by either the Trustee or by the holders of at least 25% of the outstanding principal amount of the series of Debt Securities to Choice and the Trustee) or remedied, cured or waived before a declaration of acceleration of the series of Debt Securities;

(v) certain events of bankruptcy, insolvency or reorganization of Choice or a significant subsidiary of Choice; or

(vi) any other Event of Default specified for the series in the applicable prospectus supplement.

The Indenture provides that if an Event of Default under clause (i), (ii), (iii), (iv) or (vi) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the series of Debt Securities may declare the principal of all the Debt Securities of that series, together with any accrued interest and premium (if any), to be due and payable immediately.

If an Event of Default under clause (v) above shall have occurred and be continuing, then the principal of all the Debt Securities, together with any accrued interest and premium (if any), will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a Debt Security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the series of Debt Securities.

In addition, past defaults may be waived by the holders of a majority in principal amount of the series of Debt Securities, except a default in the payment of principal of or interest and premium (if any) on any Debt Security, a default arising from failure to redeem or purchase a Debt Security when required by the Indenture, or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each Debt Security affected.

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities.

The Indenture also provides that the holders of a majority in principal amount of the outstanding Debt Securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series.

The Indenture contains a covenant that Choice will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge

The Indenture will cease to be of further effect as to a series of Debt Securities (except as to surviving rights of registration of transfer or exchange of Debt Securities, as expressly provided for in the Indenture) when either:

•	all Debt Securities of the series theretofore authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

•	with respect to all Debt Securities of a series due and payable within one year not theretofore delivered to the Trustee for cancellation,

•	Choice has deposited or caused to be deposited with the Trustee funds or government securities (as defined in the Indenture), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities of the series not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

•	Choice has paid all other sums payable by it with respect to the Debt Securities of the series under the Indenture; and

•	Choice has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture with respect to the series of Debt Securities have been complied with.

Covenant and Legal Defeasance

The Indenture provides that Choice need not comply with certain restrictive covenants of the Indenture (including those described under “Covenants” above) or it will be deemed to have been discharged from its obligations with respect to a series of Debt Securities under the Indenture if:

•	Choice deposits in trust with the Trustee money or government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay all the principal of and interest and premium (if any) on the Debt Securities of the series when due;

•	Choice shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the defeasance have been complied with;

•	no default or Event of Default with respect to that series of debt securities shall have occurred and be continuing under subsection (v) of “Events of Default” above at any time in the period ending on the 91st day after the date of deposit; and

•	Choice delivers to the Trustee an opinion of counsel to the effect that the holders of Debt Securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such defeasance had not occurred.

Modification and Waiver

Without the consent of any holder of the Debt Securities, Choice and the Trustee may modify or amend the Indenture to clarify or to make certain other changes that would not materially adversely affect the legal rights of any holder.

With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the particular series affected, Choice and the Trustee may modify or amend the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security affected:

•	change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debt Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the amount payable upon the redemption of any Debt Security or change the time at which such Debt Security may be redeemed;

•	waive a default or Event of Default in the payment of principal of or premium, if any, or interest on the Debt Securities (except a rescission of acceleration of the Debt Securities by the holders of not less than a majority in aggregate principal amount of the then outstanding Debt Securities and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any Debt Security;

•	reduce the principal amount of Debt Securities of a series whose holders must consent to a modification or waiver, or make any change in the Indenture relating to waivers of past defaults or the rights of holders of Debt Securities of a series to receive payments of principal of, or premium, if any, or interest on the Debt Securities; or

•	modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security.

Concerning our Relationship with the Trustee

We and our Subsidiaries maintain ordinary banking relationships and revolving credit facilities with affiliates of Wells Fargo Bank, National Association.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities would not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

SELLING STOCKHOLDERS

If the registration statement of which this prospectus forms a part is used by selling stockholders for the resale of any shares of common stock registered thereunder, information about such selling stockholders, their beneficial ownership of our common stock and their relationship with us will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein or therein.

PLAN OF DISTRIBUTION

Sales by Us

We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly to purchasers or existing stockholders; or

•	through a combination of any of these methods.

The prospectus supplement relating to the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in any such sale transactions would be an underwriter, as that term is defined in the Securities Act, and would be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may engage in at the market offerings of our common stock. An at the market offering is an offering of our common stock at other than a fixed price. Any underwriter that we engage for an at the market offering would be named in a post-effective amendment to the registration statement of which this prospectus is a part or a prospectus supplement related to that offering.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with any offering of securities, we may grant to the underwriters an option to purchase additional securities at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any option to purchase additional securities, the terms of such option to purchase additional securities will be set forth in the prospectus supplement for such securities.

In connection with an offering of securities, underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment, syndicate covering transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An over-allotment involves sales in excess of the offering size, which create a short position. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may have the effect of raising or maintaining the market price of the securities or preventing or slowing a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of securities sold in this offering. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction, including any commissions, discounts or other compensation provided.

If an applicable prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Each series of securities will be a new issue with no established trading market, other than our common stock which is listed on the New York Stock Exchange under the symbol “CHH.” Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange or in a market, but we will not be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

Sales by Selling Stockholders

Selling stockholders may use this prospectus in connection with resales of shares of our common stock. The applicable prospectus supplement will identify the selling stockholders, their beneficial ownership of our shares of common stock, the shares of our common stock that the selling stockholders intend to sell and any material relationships between us and the selling stockholders. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

Unless otherwise set forth in a prospectus supplement, the selling stockholders will receive all the proceeds from the resale of our common stock. We will not receive any proceeds from the resale by the selling stockholders of common stock. Unless otherwise set forth in a prospectus supplement, the selling stockholders will pay all underwriting discounts, commissions and agent’s commissions, if any.

The selling stockholders may offer and sell shares of common stock from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at varying prices related to the prevailing market prices, or

•	at negotiated prices.

Any such price may be changed from time to time. Each selling stockholder will act independently from us in making decisions with respect to the timing, manner of sale, amount of common stock to be sold and the pricing of any transaction. These prices will be determined by the selling stockholder or by agreement between such holder and any underwriters, brokers, dealers or agents who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	if we agree to it prior to the distribution, through one or more underwriters or agents on a firm commitment, best-efforts or reasonable efforts basis;

•	through broker-dealers, who may act as agents or principals;

•	directly to one or more purchasers;

•	through agents on a best-efforts or reasonable efforts basis; or

•	in any combination of the above or by any other legally available means.

The prospectus supplement relating to the resale of common stock will set forth the specific terms of the resale offer, including the names of the selling stockholders.

In connection with the resale of the shares of common stock, the selling stockholders may enter into hedging transactions with brokers, dealers, agents or other financial institutions, who may in turn engage in short sales of common stock, deliver the shares of common stock to close out such short positions, or loan or pledge the shares of common stock to brokers, dealers or other financial institutions that in turn may sell such shares of common stock.

The underwriter or underwriters with respect to an underwritten offering of common stock and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the shares of common stock, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The selling stockholders may decide to sell all, any portion or none of the shares of common stock offered by them pursuant to the applicable prospectus supplement. In addition, the selling stockholders may transfer, devise or give the shares of common stock by other means not described in this prospectus.

The selling stockholders and any underwriters, brokers, dealers, other financial institutions or agents participating in a distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If any selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in a distribution of the shares of common stock to engage in market-making activities with respect to the common stock being distributed. All of the above may affect the marketability of common stock and the ability of any person or entity to engage in market-making activities with respect to common stock.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We may agree to indemnify the selling stockholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling stockholders may be entitled to contribution from us in connection with those liabilities. The selling stockholders may agree to indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and may be entitled to contribution severally from the selling stockholders in connection with those liabilities.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements that may be entered into with us and/or the selling stockholders, to indemnification by us and/or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

VALIDITY OF THE SECURITIES

In connection with offerings of particular securities in the future, and if stated in the appropriate prospectus supplement, the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements, the financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Except to the extent furnished and not filed with the SEC, or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference into this prospectus are:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013;

2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed on May 8, 2013, August 9, 2013 and November 12, 2013, respectively;

3. The portions of our Definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Shareholders filed with the SEC on March 26, 2013, incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013;

4. Our Current Reports on Form 8-K filed on May 1, 2013 and December 19, 2013; and

5. The description of our Common Stock contained in Form 10-12B, filed on September 19, 1997.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Choice Hotels International, Inc.

1 Choice Hotels Circle, Suite 400

Rockville, MD 20850

(301) 592-5000

Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We therefore file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our filings are also available free of charge on our website at http://www.choicehotels.com as soon as reasonably practicable following the time that they are filed with or furnished to the SEC. You may also read and copy any document we file with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.